Exhibit (p)(1)

Code of Ethics

UBS Puerto Rico Family of Funds

1.	Introduction

The UBS Puerto Rico Family of Funds (the “Funds”) has adopted this Code of Ethics (this “Code”) in compliance with Rule 17j-1 under the Investment Company Act of 1940 (the 1940 Act).

This Code is designed to detect and prevent conflicts of interest between the Funds’ shareholders or unitholders (collectively, the “Shareholders”) and the employees, officers, and directors of the Funds as well as those of the Investment Adviser to the Funds.

Every employee who is an officer, director, or employee of the Adviser, or any of the Adviser’s affiliates that perform responsibilities on behalf of the Funds, shall remain subject to any codes of conduct or similar procedures of that organization. In the event that any provision of this Code conflicts with any other UBS policy or procedure, the more restrictive policy shall govern. In addition, every employee who is an officer, director, or employee of the Funds, the Adviser, or its affiliates that perform responsibilities on behalf of the Funds, must also comply with all applicable federal, state, and local laws and regulations.

Each Access Person (such term as defined in Section 3.2 below) must avoid any activity or relationship that may reflect unfavorably on the Funds as a result of a possible conflict of interest, the appearance of such a conflict, the improper use of confidential information or the appearance of any impropriety. In addition to common sense and sound judgment, this Code should serve as a guide to the minimum standards of proper conduct. Furthermore, this Code is designed to ensure, among other things, that all Access Persons conduct their personal securities transactions in a manner where shareholders’ interests are placed first and foremost, and consistent with the law. Any conduct that violates this Code is unacceptable and constitutes an activity beyond the scope of the employee or associated person’s legitimate employment.

Every Access Person should appreciate the need to behave in an ethical manner with respect to the Funds. In particular, all Access Persons who are involved in any way with the activities of a Fund should be wary of any potential conflicts between their duty of loyalty to the Funds and their own financial interests, particularly with respect to their own securities trading activities. Access Persons should take care to preserve the confidentiality of the Funds’ business affairs. Access Persons who become aware of proposed Funds securities transactions should not engage in transactions in those same securities without the permission of the Chief Compliance Officer (“CCO”).

Any questions about this Code should be discussed with the CCO as promptly as possible to ensure compliance with this Code at all times.

All Access Persons are expected to read this Code carefully and observe and adhere to it at all times. Furthermore, all Access Persons have an obligation to provide notice to the CCO, as administrator of this Code, on a timely basis if there is a change to their duties, responsibilities or title, which may affect their reporting status under this Code.

2.	Purpose

The purpose of this Code is to provide procedures and guidance, consistent with Rule 17j-1 under the 1940 Act, reflecting that it is unlawful for any Access Person of any of the Funds listed in Appendix 2, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired, by such investment company:

a)	To employ any device, scheme, or artifice to defraud such investment company;

b)

To make to such investment company any untrue statement of a material fact or omit to state to such investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

c)	To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such investment company;

d)	To engage in any manipulative practice with respect to the Fund; or

e)	To take inappropriate advantage of his/her position.

3.	Persons subject to this Code

3.1.	General

If an individual has been identified as an Access Person as a result of his/her affiliation with the Funds managed by the Adviser, it is his/her responsibility to adhere to the principles and procedures outlined in this document, as well as all the policies and procedures for the Funds.

If the Access Person is subject to another code of ethics in compliance with the 17j-1 requirements, that person will abide to such code of ethics, to the extent there is no conflict with this Code. The more restrictive policy shall govern.

All questions regarding the application of this Code should be directed to the CCO.

3.2.	Access Persons

Individuals subject to this Code of Ethics are referred to as Access Persons. Access Persons include the following:

a)	Any director, officer, or employee of a Fund or of the Adviser or any other entity that serves as a Fund’s investment adviser.

b)

Any director, officer, or employee of an Adviser’s affiliate or any other principal who acts as underwriter of a Fund who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Securities by the Fund or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Securities.

c)	Any director, officer, or employee of that serves as custodian, transfer agent, or administrator of the Funds.

d)

Any employee of any other company controlling, controlled by or under common control with the Fund or its investment adviser(s), who in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales.

e)	Any independent directors of the Fund or other persons who are not subject to a separate Code of Ethics that complies with Rule 17j-1 under the 1940 Act and which has been approved by the Board.

f)	Any other person that the Funds’ CCO reasonably believes should be subject to this Code.

4.	Requirements Applicable to Adviser, Sub-adviser, Administrator, and Principal Underwriter Subject to Other Code of Ethics

The requirements of this Code of Ethics do not apply to any Access Person of the Fund who is subject to a separate Code of Ethics adopted by an adviser, sub-adviser, administrator, or principal underwriter of the Fund, provided that:

a)	such Code of Ethics complies with the requirements of Rule 17j-1 under the 1940 Act and has been approved by the Board of Directors of the Fund; and

b)

such adviser, sub-adviser, administrator, sub-administrator or principal underwriter has certified to the Board of Directors of the Fund that it has adopted procedures reasonably necessary to prevent Access Persons from violating such Code of Ethics and any conduct prohibited by Rule 17j-1 under the 1940 Act.

Each adviser, sub-adviser, administrator, sub-administrator and principal underwriter shall:

a)	submit to the Fund a copy of its Code of Ethics adopted pursuant to Rule 17j-1 under the 1940 Act;

b)	promptly report to the Fund in writing any material amendments to such Code;

c)	furnish to the Fund upon request (and in any event no less than quarterly) written reports which:

i)

describe any issues arising under its Code of Ethics or procedures during the period specified including (but not limited to) information about material violations of this Code or procedures and sanctions imposed in response to material violations; and

ii)	certify that it has adopted procedures reasonably necessary to prevent Access Persons from violating its Code.

5.	Statement of General Fiduciary Principles

This Code is based on the principle that officers, directors, or employees of the Funds or any of their affiliates, that have duties or responsibilities with respect to the operations of the Fund, owe a fiduciary duty to the Shareholders. Accordingly, activities, interests, and relationships that might interfere or appear to interfere with making decisions in the best interests of the Shareholders, must be avoided. If the Access Person puts his/her own personal interests ahead of those of a Fund, or violate the law in any way, he/she may be subject to disciplinary action, even if he/she is in technical compliance with this Code.

At all times, Access Persons must:

a)

Place the interests of the Shareholders first. In other words, as a fiduciary, the Access Persons must avoid serving their own personal interests ahead of the interests of a Fund. Access Persons may not cause a Fund to take action, or not to take action, for their personal benefit. For example, it would be a violation to this Code to cause a Fund to purchase a security owned with the purpose of increasing the price of that security. Similarly, it would violate this Code if the Access Person has authority to consider investments for a Fund and invests personally in a security that may be appropriate for a Fund, without first considering that investment for such Fund.

b)

Avoid taking inappropriate advantage of their position. The receipt of investment opportunities, perquisites, or gifts from persons seeking business with a Fund or with any UBS Affiliate could call into question the exercise of the Access Person’s independent judgment. For instance, the Access Person may not use the knowledge of a Fund’s portfolio transactions to profit by the market effect of those transactions. Thus, Access Persons must not take inappropriate advantage of their positions or the information they acquire, with or on behalf of a Fund, any of its investment advisers, or principal underwriter, to the detriment of Shareholders.

c)

Conduct all personal securities transactions in full compliance with this Code, including all pre-clearance (when applicable) and reporting requirements. While UBS Affiliates encourage Access Persons and their immediate family members to develop personal investment programs, they must not take any action that could cause even the appearance that an unfair or improper action has been taken. It is the Access Person responsibility to ensure that personal securities transactions are not connected with, or related to any improper conduct described above. The Fund and UBS Affiliates have adopted policies and procedures to help Access Persons to make this determination. However, the Fund and UBS Affiliates place primary responsibility for this determination on the Access Person. Therefore, it must be assured that the personal investing does not violate this Code before approval is seek for a personal investment transaction, as required by this Code or other UBS Affiliates policy related to dealing in personal account(s). Accordingly, the Access Person must follow the policies set forth below with respect to trading in any personal or Related Account. Technical compliance with this Code’s procedures will not automatically protect from scrutiny any trade that violates the fiduciary duties.

6.	Confidentiality

Access Persons may not reveal any information related to the investment intentions, activities, or portfolio composition of a Fund, or securities that are being considered for purchase or sale, except to persons at the Fund, the Adviser or its affiliates who needs to know information in order to carry out their duties.

7.	Security Holdings and Trade Reporting Obligations

7.1.	General Rule.

Unless otherwise excepted by Section 7.2 hereof, every Access Person must file the reports detailed in Sections 7.3, 7.4, and 7.5 hereof.

7.2.	Exemptions.

a)

An Access Person does not need to make a report under Sections 7.3, 7.4, and 7.5 hereof with respect to transactions effected for, and securities held in, any account over which the Access Person has no direct or indirect influence or control.

b)	An Independent Fund Director who would be required to make a report solely by reason of being a Fund director, does not need to make:

i)	An Initial Holdings Report under Section 7.3 and an Annual Holdings

Report under Section 7.4; and

ii)

A Quarterly Transaction Report under Section 7.5 hereof, unless the director knew or, in the ordinary course of fulfilling his or her official duties as a Fund director, should have known that during the 15-day period immediately before or after the director’s transaction in a security, the Fund purchased or sold the security, or the Fund or its investment adviser considered purchasing or selling the security.

c)	All Access Persons of the principal underwriter of a Fund shall not be required to make the reports under Sections 7.3, 7.4, and 7.5 unless:

i)	the principal underwriter is an affiliated person of the Fund or of a Fund’s investment adviser; or

ii)	an officer, director, or general partner of the principal underwriter serves as an officer, director, or general partner of the Fund or of a Fund’s investment adviser.

d)

All Access Persons shall not be required to make a quarterly transaction report under Section 7.5 hereof if the report would duplicate the information included in electronic securities transaction report, or account statements, for accounts maintained at UBS Financial Services, Inc. or UBS Financial Services of Puerto Rico, provided such documents included the information required under Section 7.5 hereof.

e)

All Access Persons shall not be required to report under Sections 7.3, 7.4 or 7.5 hereof if the report would duplicate information reported under a code of ethics that complies with Rule 17j-1 under the 1940 Act and has been approved by the Board of Directors (as noted in Section 4).

f)	All Access Persons shall not be required to make a quarterly transaction report under Section 7.5 hereof with respect to purchases that are part of an Automatic Investment Plan.

7.3.	Initial Holdings Reports.

Within ten (10) days of commencing service as an Access Person, each Access Person must report all holdings of securities in which he/she has beneficial ownership (use Appendix 3). The Access Person must file such reports even if he/she has no holdings. The information in the initial holding report must be current to forty-five (45) days of the date the person becomes an Access Person. The initial holding report must include:

a)

The security description, number of shares, and principal amount of each security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person. The Access Person can include a copy of the latest account statement that would include this information as well;

b)

The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

c)	The date that the report is submitted by the Access Person.

7.4.	Annual Holdings Reports.

Annually, all Access Persons shall also submit an Annual Holdings Report and an acknowledgement of obligations under the Fund’s Code of Ethics (use Appendix 3 – Personal Securities Holdings and Appendix 6 – Annual Certification of Compliance with the Code of Ethics) within forty-five (45) days of such report being filed by an Access Person. The Annual Holdings Report must include:

a)

The security description, number of shares and principal amount of each covered security in which the Access Person had any direct or indirect beneficial ownership. If the account was previously reported, the account number will suffice this request, if not, the Access Person can include a copy of the latest account statement that would include this information as well;

b)	The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

c)	The date that the report is submitted by the Access Person.

7.5.	Transaction Reports.

All Access Persons must arrange for the CCO to receive copies of monthly account statements. At a minimum, such electronic reports or account statements must provide the CCO with the following information: (i) name of all securities held directly or indirectly by the Access Person; (ii) description of such securities (including, without limitation, CUSIP number, principal amount, interest rate, and maturity date, all if applicable); (iii) number of each security held; and (iv) any purchases, sales, or other acquisition or disposition of any security and transaction price. To the extent such information is not available from such account statements, the Access Person will provide such information in addition to the electronic reports and/or copies of the monthly account statements.

In the event that electronic reports or monthly account statements (including the information specified above) are unavailable to the CCO or with respect to investments previously approved but not held in a broker dealer account for which statements are regularly provided to the CCO, the Access Person must submit a Quarterly Transaction Report. Every such Quarterly Transaction Report shall indicate the date it was submitted and be made no later than thirty (30) days after the end of the calendar quarter in which the transaction to which the report relates was effected. At a minimum, the quarterly transaction report must include the following items:

a)	With respect to any transaction during the quarter in a covered security in which the Access Person had any direct or indirect beneficial ownership:

i)	The date of the transaction, the security description, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each covered security involved;

ii)	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

iii)	The price of the covered security at which the transaction was effected;

iv)	The name of the broker, dealer or bank with or through which the transaction was effected; and

v)	The date that the report is submitted by the Access Person.

Quarterly account statements or other similar document shall be used to report transactions required to be reported pursuant hereto.

b)	With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

i)	The name of the broker, dealer or bank with whom the Access Person established the account;

ii)	The date the account was established; and

iii)	The date that the report is submitted by the Access Person.

Appendix 3 shall be used to report accounts required to be reported pursuant hereto.

7.6.	Additional Information

Notwithstanding the Holdings and Transactions Reports mentioned above, the CCO may request, from time to time, such additional information as may be necessary or convenient for the enforcement of this Code.

7.7.	Review and Availability of Reports

All information supplied under this Code will be reviewed by the CCO. Such information will be available for inspection by the President, Chief Executive Officer, or any director of a Fund, any party to which any investigation is referred by any of the foregoing, and any regulatory body having appropriate jurisdiction.

8.	Personal Securities Transactions

The following sets forth other Access Persons’ obligations with respect to personal securities transactions in employee or employee-related account(s) in which there is either a (1) beneficial ownership or (2) direct or indirect power to make investment decisions.

8.1.	Disclosure of Personal Securities Holdings

Access Persons are required to disclose (1) any employee or employee related account in which such Access Person have any beneficial ownership or the authority to make investments decisions and (2) any securities investments that are owned which are not listed on any account statements or report provided to the CCO and in which that Access Person have a financial interest. The disclosure must be made on the Personal Securities Holdings Form as Appendix 3 of this Code within ten (10) days of being deemed covered under this Code and annually thereafter, which disclosure must be current as of a date no more than forty-five (45) days before the report is submitted. This includes but is not limited to investments, in either street name or certificate form, held by broker dealers, banks, financial institutions and issuers, including corporations, partnerships, trusts, and other entities. If an investment that is owned does not fall into the categories set forth above or if the Access Person is unsure whether a security holding should be disclosed, the most conservative position should be taken and report the position or consult with the CCO regarding whether the holding should be reported. Arrangements must be made for the CCO to receive duplicate statements and confirmations of all the non-UBS accounts. Any new account opened after above disclosure, must be disclosed immediately to the CCO.

8.2.	Trade Pre-clearance Requirements

8.2.1	Exempt Security Transactions

The following securities transactions are exempt from the pre-clearance requirements and the 30-day holding requirement but are subject to the reporting requirements set forth in Section 8.1. The “Transaction Requirement Matrix” in Appendix 8 includes a summary of these pre-clearance requirements.

a)	Common Stocks: All except common stocks listed on the Puerto Rico Stock Index.

b)

Certain Corporate Actions: Any acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities.

c)	Rights: Any acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent the rights were acquired in the issue.

d)	Mutual Funds (other than the Funds).

e)

UBS Puerto Rico Savings Plus Plan, Third Party retirement plans and Individual Retirement Accounts (IRAs): Any transaction in these plans or accounts is generally exempt from the pre-clearance requirements, unless the plan or account permits a person subject to this Code to trade individual securities that require pre-clearance.

f)

Discretionary or Managed Accounts: Any transaction effected in any Employee or Employee Related account where neither the Access Person nor a member of the immediate family has investment discretion or control over the account and does not know of the transaction before it is completed (for example, securities transactions effected by a trustee of a blind trust or discretionary trades subject to an investment program for an Employee Account in which the Access Person is not consulted nor contacted regarding the trade before it is executed).

g)	Unit Investment Trust (UITs): Purchase and sales of unit investment trusts do not require pre-clearance.

h)

Exchange Traded Funds (ETFs): Purchase and sales of Exchange Traded Funds do not require pre-clearance. Transactions in the Multi-Select Securities PR Fund, US Large Cap ETF Portfolio do not qualify as an exempt transaction. Such transactions require pre-clearance.

i)	Futures and Options on Currency and Broad-based Indices: Purchases and sales of futures and options on currencies or on a broad-based securities index do not require pre-clearance.

j)	UBS Stock. Transactions in UBS stocks are subject to the UBS pre-clearance requirements.

k)

De Minimis Transactions. (i) Transactions in an equity security (which shall for the purpose of this exemption be deemed to include a series of related transactions in a security) involving 500 shares or less of the stock of an issuer that has a market capitalization (i.e., outstanding shares multiplied by the current price per share) of $1 billion or more; and (ii) Transactions in a debt security, up to $25,000, do not require pre-clearance. The 30-day holding requirement will still apply to these transactions.

l)	Tax Secured Obligations (“TSO”), in which the term of maturity does not exceed 270 days.

m)	The Puerto Rico Short Term Investment Fund.

n)	Miscellaneous: Other securities as may, from time to time, be determined and approved by the Board of Directors of the Fund, in which the risk of abuse is minimal or non-existent.

8.3.	Pre-clearance requests

8.3.1	Trade Authorization Request Form

Prior to entering an order for a security transaction requiring pre-clearance, the Access Person must complete and submit to the CCO the Trade Authorization Request Form (Appendix 4). The Trade Authorization Request form may be submitted in hard copy form or electronically.

8.3.2	Review of the Request

After receiving the completed Trade Authorization Request Form, the CCO will review the information, as soon as practicable, and will determine whether to authorize the proposed securities transaction. The authorization as well as the date and time of such authorization must be reflected on the Trade Authorization Request Form. The CCO will notify the decision via e-mail. The CCO will review the security transactions in the Access Persons’ accounts to ensure that the approval was obtained for those transactions that require pre-clearance.

In some cases, trades may be rejected for a confidential reason. The CCO is not required to provide an explanation for refusing to authorize a securities transaction.

8.3.3	Execute Before the Approval Expires

The authorization provided by the CCO is effective, unless revoked or otherwise specified by the CCO, until the earlier of the close of business of the next day on which the authorization is granted, or a discovery that the information in the Trade Authorization Request Form is no longer accurate. If the securities transaction is not placed within the period, a new pre- approval must be obtained before the securities transaction is placed.

No order for a securities transaction for which pre-clearance is sought may be placed prior to the receipt of the written authorization of the transaction, showing the date and time of the authorization by the CCO. Verbal approvals are not permitted, except for exceptional circumstances in which such exception must be noted in the Trade Request Form.

8.4.	Prohibited Transactions

The following types of transactions are prohibited since they are deemed either illegal or unethical unless otherwise provided herein.

8.4.1	Inside Information

Securities transactions by any person while in possession of material non-public information regarding the security or the issuer of the security in question.

8.4.2	Market Manipulation

Transactions intended to raise, lower, or maintain the price of any security or to create a false appearance of active trading.

8.4.3	Initial Public Offerings

Acquisition of securities in an initial public offering or founders stock, promoter stock, or any other similar stock of an issuer in the early stages of development is prohibited absent a prior written approval by the CCO. In the event that a person subject to this Code holds securities in a company that has announced that it will engage in an initial public offering, he or she must immediately notify the CCO or the CCO’s designee.

8.4.4 Certain Transactions in Securities of UBS AG

The following transactions in UBS AG Securities (“Subject Securities”):

a)	Naked options on Subject Securities,

b)	Short sales of Subject Securities unless they are short “against the box,” and

c)	Options transactions in Subject Securities except:

i)	The sale of covered calls (long stock, short calls), and

ii)	The purchase of hedged puts (long stock, long puts)

8.4.5	Treatment of Partnerships and Other Limited Offerings

The acquisition of securities in Limited Offerings (i.e., private placements) is prohibited absent prior written approval by the CCO. The CCO will not approve such acquisition unless the Access Person can clearly demonstrate that the investment is not presently appropriate for the Fund; it is highly unlikely that the investment will be appropriate for the Fund in the future, and the investment is not being offered to the Access Person because of his position with UBS, its affiliates or the Fund. Once approved, any subsequent capital contributions (other than capital calls related to the initial approved investment) will require a new approval. The sale of a security acquired in a Limited Offering is similarly restricted. Persons subject to this Code requesting permission to purchase or sell a Limited Offering security must complete the Limited Offering Authorization Request Form (See Appendix 7).

If, after receiving the required approval and acquiring securities in a Limited Offering, the Access Person is involved in any consideration of an investment in that issuer by the Fund, the consideration of such investment and the interest in that investment must be immediately disclose to the CCO. The decision to purchase securities of that issuer by the Fund must be independently reviewed and authorized by the CCO.

8.4.6	Naked Short Sales

Access Persons are prohibited from entering into a net short position with respect to any security that is held by a Fund (e.g., selling securities short in an amount greater than what is currently held).

8.4.7	Futures

Purchase or sale of futures that are not traded on an exchange, as well as options on any type of futures (exchange-traded or not) are prohibited. This prohibition does not apply to currency forwards (futures or otherwise).

8.4.8 Options

a)

Call Options: Access Persons may purchase a call option on an individual security that requires pre-clearance (i.e. equities securities that are on the Puerto Rico Stock Index) only if the call option has a period to expiration of at least 30 days from the date of purchase and either the Access Person (1) holds the option for at least 30 days prior to sale or (2) holds the option and, if exercised, the underlying security, for a combined period of time that equals or exceeds 30 days.

The Access Person may sell (“write”) a covered call option on an individual security that requires pre-clearance provided that the underlying security (in the corresponding quantity) has been held for at least 30 days.

Access Persons are prohibited from selling uncovered calls (“naked”) on a security that requires pre-clearance.

b)

Put Options: Access Persons may purchase a put option on an individual security that requires pre-clearance provided that the underlying security (in the corresponding quantity) has been held for at least 30 days.

The Access Person may sell (“write”) a put option on an individual security provided that the put option has an expiration of at least 30 days. If the stock is put to the Access Person, the underlying security cannot be sold until 30 days have passed since the put option was written.

8.4.9	Mutual Fund Market Timing and Late Trading

Access Persons are prohibited from engaging in mutual fund market timing and from engaging in or facilitating late trading, including, any open-end investment company organized in Puerto Rico. Mutual fund market timing is defined as a pattern of frequent buys, redemptions and exchanges with the purpose of taking advantage of short-term market swings. Fund families typically have their own market timing policies as well, and those policies may vary from one fund family to another, as described in each prospectus.

Late trading occurs when a mutual fund order is received from a client and processed after a fund’s trading deadline. This is an illegal practice. However, these prohibitions against market timing do not apply to purchases and sales of taxable and tax-exempt money market funds.

8.4.10	Pending Buy or Sell Orders

Securities transactions on any day while a Fund has a pending “buy” or “sell” order in the same security (or an equivalent security, such as an option transaction) where the Access Person may have knowledge of the Fund’s pending order at the time of entering into the transaction, unless an acceptable explanation is provided as to why the trade is necessary. Provision is made for the Fund’s trade to take precedence (in terms of price) over any employee or related party account trade executed on the same day. Prior to authorizing a trade, the CCO will check to determine whether there is an open order for such security by any Fund.

8.4.11	Others

Any securities transactions deemed by the CCO that could involve a possible conflict of interest, a possible diversion of corporate opportunity, or the appearance of impropriety is also prohibited.

8.5.	Blackout Period

A 3- day blackout period (the “Blackout Period”) applies to securities transactions (a purchase or sale of the same security or equivalent securities) by a Fund where the Access Person may have knowledge at the time of entering into the transaction that the Fund is considering or intends to purchase or sell the security. The blackout period covers the trade date of the Fund transaction and the day before and after the trade date. If a Fund transaction takes place within this blackout period following pre- clearance, the employee’s transaction will be reviewed to determine whether corrective action is appropriate.

8.5.1	Exceptions to the Black-out Period

The Blackout Period described above shall not apply to:

•	Exempt transactions;
•	De minimis transactions;
•	Non-reportable securities;
•	Purchases or sales effected in any Access Person’s account that is managed on a discretionary basis by a third party advisor.

8.6.	30-Day Holding Period

Any Securities purchase in an Access Person’s account will have a 30-day holding period. This applies to securities that require pre-clearance and transactions exempt from the pre-clearance requirement (i.e. de minimis transactions).

Exceptions to the 30-Day Holding Period

The 30-day Holding Period will not apply to the following:

a)

If a security has experienced a loss equal to at least ten percent (10%) of the purchase price, a person subject to this Code may sell the security in less than thirty (30) days, with prior approval from the CCO.

b)	If the Access Person receives restricted stock as part of his/her compensation, he/she is not required to hold it for thirty (30) days after it vests.

9.	Record Retention Requirements

The following records shall me maintained as required by law, rule, regulation or this Code, and shall be available for examination by the President, Chief Executive Officer or any director of the Funds, any party to which any investigation is referred by any of the foregoing, the Access Person’s supervisor, and any regulatory body having appropriate jurisdiction:

a)	A copy of this Code and any other code which is, or at any time within the past five (5) years has been, in effect must be preserved in an easily accessible place;

b)

The records of any violation of such code(s) of ethics and of any action taken as a result of such violation must be maintained in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs;

c)

A copy of each report made by an Access Person pursuant to such code(s) of ethics, including any information provided in lieu of such reports, must be preserved for a period of not less than five (5) years following the end of the fiscal year in which the report is made or the information is provided, the first two (2) years in an easily accessible place;

d)	A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to such, must be maintained in an easily accessible place;

e)

A list of all persons who are, or within the past five (5) years have been, responsible for reviewing any transaction or holding reports filed pursuant to such code(s) must be maintained in an easily accessible place; and

f)

A copy of each report made to the Funds’ Board of Directors pursuant to such code(s) must be maintained for at least five (5) years after the end of the fiscal year in which it was made, the first two (2) years in an easily accessible place.

10.	Enforcement of this Code

10.1.	Code Administration

The CCO is responsible for administering this Code, and will review this Code once a year, in light of legal, regulatory, business developments, and the experience in implementing this Code. The CCO, on behalf of each of the Funds, will prepare an annual written report to the Funds’ Board of Directors that:

a)	Summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year;

b)

Describes any issues arising under this Code since the last report to the Board, including, but not limited to, information about material violations of this Code and sanctions imposed in response to material violations;

c)

Identifies any recommended changes in existing restrictions or procedures based on the experience under this Code, evolving industry practices, or developments or amendments in applicable laws or regulations; and

d)	Certifies that it has adopted procedures reasonably necessary to prevent Access Persons from violating its Code.

10.2.	Violations and Sanctions

A violation of this Code is subject to the imposition of such sanctions or disciplinary actions as may be deemed appropriate under the circumstances to achieve the purposes of this Code. The sanctions for violations of this Code will be determined by the CCO. As part of any sanction, the CCO may require the Access Person that infringed this Code, to reverse the trade(s) in question and forfeit any profits or absorb any loss from the trade(s).

The CCO shall promptly report to the Audit Committee of the Board of Directors, any material violation of this Code. Such violations, and the remedies and sanctions imposed as a result of a violation will be reported to the Board of Directors at the next quarterly meeting.

10.3.	Annual Certification

At least once a year, all Access Persons are required to certify on the Annual Compliance Certification Form set forth in Appendix 6A for Independent Directors, Appendix 6B for Interested Fund Directors who are not officers, directors or employees of the Adviser or UBS FSPR, Appendix 6C for Fund Officers or Appendix 6 for all other Access Person, that they have read and understand this Code, that they have complied with the requirements of this Code, and that they have disclosed or reported all personal securities transactions required to be disclosed or reported on the forms appended to this Code.

Additionally, upon request by the CCO, the following forms must be executed: Independent Fund Directors:

•	Acknowledgment of Receipt of Code of Ethics (Appendix 5A) Interested Fund Directors (not UBS employees):

•	Acknowledgment of Receipt of Code of Ethics (Appendix 5B)

•	Initial and Annual Holdings, and Quarterly Transactions Reporting Requirements reports (i.e. monthly or quarterly account statements or similar document)

•	Personal Securities Holdings form (Appendix 3) Fund Officers (not UBS employees):

•	Acknowledgment Receipt of the Code of Ethics (Appendix 5C) All other Access Persons:

•	Acknowledgment of Receipt of Code of Ethics (Appendix 5)

•	Personal Securities Holdings form (Appendix 3)

10.4.	Inquiries Regarding this Code

Any questions or doubts related to any topic, policy, procedure or provision established in this Code, or any other Funds’ compliance matter, should be raised to the attention of the CCO for clarification.

10.5.	Exceptions to this Code

Exceptions to this Code, if any, are granted by the CCO in her/his sole discretion, on a case-by-case basis, to any of the provisions of this Code upon a determination that the conduct at issue involves a negligible opportunity for abuse or otherwise merits an exemption from this Code. All such exceptions must be granted in writing, which shall describe the reasons for the exception. The CCO of the Fund shall report the exception to the Board of Directors of the Fund at the next regularly scheduled board meeting.

10.6.	Amendments to the Code

This Code may be amended or modified in writing with the approval of the CCO at any time, provided that, any amendment or modification shall not be in effect for longer than six (6) months unless it is ratified by the Directors of the Funds, including a majority of the Independent Fund Directors, within such six-month period after the amendment or modification.

10.7.	Confidentiality

All reports of securities transactions and any other information filed with the Fund pursuant to this Code shall be treated as confidential, except as otherwise provided herein.

10.8.	Interpretation of provisions

The Board of Directors may from time to time adopt such interpretations of this Code, as it deems appropriate.

10.9.	Reports are not Admissions

Any transaction or holdings report required under this Code may contain a statement that the report shall not be construed as an admission by the person making such report that he/she has any direct or indirect beneficial ownership in the security to which the report relates.

Approval History
Action	Date
BoD adopted the procedures	5/11/2021

APPENDIX 1

DEFINITIONS

Access Person means:

1.	All of a Fund’s directors, officers, and general partners as well as any person which is deemed to be an Access Person.

2.

Any advisory person of a Fund or of a Fund’s adviser or Sub-adviser. If an investment adviser’s primary business is advising Funds or other advisory clients, all of the investment adviser’s directors, officers, and general partners are presumed to be Access Persons of any Fund advised by the investment adviser.

a.

If an investment adviser is primarily engaged in a business or businesses other than advising Funds or other advisory clients, the term Access Person means any director, officer, general partner or advisory person of the investment adviser who, with respect to any Fund, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by the investment adviser to any Fund.

b.

An investment adviser is “primarily engaged in a business or businesses other than advising Funds or other advisory clients” if, for each of its most recent three fiscal years or for the period of time since its organization, whichever is less, the investment adviser derived, on an unconsolidated basis, more than 50 percent of its total sales and revenues and more than 50 percent of its income (or loss), before income taxes and extraordinary items, from the other business or businesses.

3.

Any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Securities.

Administrator means UBS Trust Company of Puerto Rico.

Adviser means UBS Asset Managers of Puerto Rico, a department of UBS Trust Company of Puerto Rico.

Advisory person means:

1.

Any employee, director, general partner, (or any company in a controlled relationship to the Fund or adviser or Sub-adviser), trustee or officer of a Fund, adviser or Sub-adviser who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the Purchase or Sale of a security by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

2.

Any natural person in a Control relationship to a Fund, adviser or Sub-adviser who obtains information concerning recommendations made to the Fund with regard to the Purchase or Sale of a security by the Fund.

Appendix 1 – Page 1

Affiliated person of another person means:

1.	Any person that directly or indirectly owns, controls or is the beneficial owner of at least 5% of the outstanding securities with voting rights of such other person.

2.	Any person to whom that other person directly or indirectly owns, controls or is the beneficial owner of at least 5% of the securities with voting rights in the market.

3.	Any person that directly or indirectly controlling, controlled by or under common control with, such other person.

4.	Any officer, director, executive, partner or employee of such other person.

5.	If such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof.

Automatic investment plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

Beneficial ownership refers to the direct or indirect pecuniary interest that any person has in the equity securities, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, subject to the following:

1.	The term pecuniary interest in any class of equity security means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

2.	The term indirect pecuniary interest in any class of equity security includes, but not be limited to:

3.	Securities held by members of a person’s immediate family sharing the same household; provided, however, that the presumption of such beneficial ownership may be rebutted;

4.

A general partner’s proportionate interest in the portfolio securities held by a general or limited partnership. The general partner’s proportionate interest, as evidenced by the partnership agreement in effect at the time of the transaction and the partnership’s most recent financial statements, shall be the greater of: (i) the general partner’s share of the partnership’s profits, including profits attributed to any limited partnership interests held by the general partner and any other interests in profits that arise from the purchase and sale of the partnership’s portfolio securities; or (ii) the general partner’s share of the partnership capital account, including the share attributable to any limited partnership interest held by the general partner.

5.

A performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; provided, however, that no pecuniary interest shall be present where: (i) the performance-related fee, regardless of when payable, is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary’s overall performance over a period of one year or more; and (ii) equity securities of the issuer do not account for more than ten percent of the market value of the portfolio. A right to a non-performance-related fee alone shall not represent a pecuniary interest in the securities;

6.	A person’s right to dividends that is separated or separable from the underlying

Appendix 1 – Page 2

securities. Otherwise, a right to dividends alone shall not represent a pecuniary interest in the securities;

7.	A person’s interest in securities held by a trust; and

8.	A person’s right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

9.

A shareholder shall not be deemed to have a pecuniary interest in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity’s portfolio.

Chief Compliance Officer (CCO) means a designated officer(s) to this Code charged with the administration and monitoring compliance with this Code.

Employee means any officer, director, or employee of the Fund, who is also officer, director or employee of UBS, or its affiliates having duties or responsibilities with respect to the operations of the Fund including, but not limited, to each person subject to this Code.

Employee account means the following Securities accounts wherever held: any personal account of an Employee; any joint or tenant-in-common account, partnership account or permissible investment club accounts in which the Employee has an interest or is a participant; any account for which the Employee acts as trustee, executor, or custodian; any account over which the Employee has investment discretion or otherwise can exercise control or influence (other than non-related clients’ accounts over which the Employee has investment discretion), including the accounts of entities controlled directly or indirectly by the Employee; and any beneficial ownership in an Employee Related Account.

Employee related account means any Securities account of a member of the Employee’s Immediate Family, in which the employee has a beneficial ownership or has discretion to make investment decisions.

Equivalent security means any security issued by the same entity as the issuer of a security, and all derivative instruments, such as options and warrants.

Fund(s) means the funds listed in Appendix 2 of this Code of Ethics.

Immediate family means the Access Person’s spouse, any ascendant, descendant or collateral within the fourth degree of consanguinity and within the second degree of affinity.

Independent Fund Director means a director of a Fund who is not an “interested person” of the Fund within the meaning of the 1940 Act.

Initial public offering or IPO means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

Interested Fund Director refers to a member of the board of directors of an investment company who is considered an Interested Person under the 1940 Act.

Interested person of another person, when used with respect to an investment company, means:

1.	Any Affiliated Person of such company,

Appendix 1 – Page 3

2.	Any member of the Immediate Family of any natural person who is an Affiliated Person of such company, with a beneficial ownership,

3.	Any Interested Person of any Investment adviser of or Principal Underwriter for such company,

4.	Any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of such company has acted as legal counsel for such company,

5.

Any person or any affiliated person of a person (other than a registered investment company) that, at any time during the 6-month period preceding the date of the determination of whether that person or affiliated person is an interested person, has executed any portfolio transactions for, engaged in any principal transactions with, or distributed shares for:

a)	The investment company;

b)	Any other investment company having the same investment adviser as such investment company or holding itself out to investors as a related company for purposes of investment or investor services; or

c)	Any account over which the investment company’s investment adviser has brokerage placement discretion,

6.

Any person or any affiliated person of a person (other than a registered investment company) that, at any time during the 6-month period preceding the date of the determination of whether that person or affiliated person is an interested person, has loaned money or other property to:

a)	the investment company;

b)	any other investment company having the same investment adviser as such investment company or holding itself out to investors as a related company for purposes of investment or investor services; or

c)	any account for which the investment company’s investment adviser has borrowing authority, and

Investment personnel means:

1)

Any employee of the Fund or adviser or Sub-adviser (or of any company in a control relationship to the Fund or adviser or Sub-adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the Purchase or Sale of Securities by the Fund.

2)	Any natural person who controls the Fund or adviser and who obtains information concerning recommendations made to the Fund regarding the Purchase or Sale of Securities by the Fund.

Limited offering or private placement means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2) or Section 4(a)(5) or pursuant to Rule 504 or Rule 506.

Material violation means any violation, as determined by the CCO, which has the appearance of a conflict of interest or involves the use of confidential information where shareholders

Appendix 1 – Page 4

and/or the Funds may be adversely affected.

Mutual fund means an open-end investment company registered under the Investment Company Act of 1940 as amended “The 1940 Act.”

Mutual fund account means an open-end mutual fund account held directly with the mutual fund company.

Portfolio managers means the persons with principal day-to-day responsibility for managing the portfolio of the Fund.

Principal underwriter means UBS Financial Services Incorporated of Puerto Rico.

Security includes stock, notes, bonds, debentures, and other evidences of indebtedness (including loan participation and assignments), limited partnership interests, investment contracts, and all derivative instruments, such as options and warrants as well as securities issued by any open-end or closed-end fund or unit investment trust subject to the requirements of the 1940 Act or by Section 3(c)(1) or Section 3(c)(7) of the 1940 Act. The definition of security does not, however, include the following:

1)	Direct obligations of the Government of the United States (i.e. obligations issued or guaranteed and backed by the full faith and credit of the United States); and

2)	Bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term money market instruments, including repurchase agreements.

Securities transaction means a purchase or sale of Securities, and the exercise of any option therein.

Sub-adviser means any investment adviser to any of the Funds, to whom the adviser delegates certain investment management responsibilities.

Appendix 1 – Page 5

APPENDIX 2

UBS FAMILY OF FUNDS

Closed-end Funds

Tax-Free Puerto Rico Fund, Inc. Tax-Free Puerto Rico Fund II, Inc.

Tax-Free Puerto Rico Target Maturity Fund, Inc.

Puerto Rico AAA Portfolio Target Maturity Fund, Inc.

Puerto Rico AAA Portfolio Bond Fund, Inc.

Puerto Rico AAA Portfolio Bond Fund II, Inc.

Puerto Rico GNMA & U.S. Government Target Maturity Fund, Inc.

Puerto Rico Mortgage-Backed & U.S. Government Securities Fund, Inc.

Puerto Rico Fixed Income Fund, Inc.

Puerto Rico Fixed Income Fund II, Inc.

Puerto Rico Fixed Income Fund III, Inc.

Puerto Rico Fixed Income Fund IV, Inc.

Puerto Rico Fixed Income Fund V, Inc.

Puerto Rico Fixed Income Fund VI, Inc.

Open-End Funds

Multi-Select securities Puerto Rico Fund

Puerto Rico Short Term Investment Fund

UBS IRA Select Growth & Income Puerto Rico Fund

U.S. Municipal & Income Fund, Inc.

Appendix 2 – Page 1

APPENDIX 3

PERSONAL SECURITIES HOLDINGS

Access Persons, as defined in this Code, are required to disclose (1) any employee or employee-related account in which such Access Person have any beneficial ownership or the authority to make investments decisions and (2) any securities investments that are owned or in which a financial interest is held by any such Access Person and which are not listed on any account statements or report provided to the CCO. This includes, but is not limited to investments in either street name or certificate form and held by broker-dealers, banks, financial institutions and issuers, including corporations, partnerships, trusts, and other entities. If an investment that is owned or in which a financial interest is held, does not fall into the categories set forth above or if the Access Person is unsure whether a security holding should be disclosed, the Access Person should consult with the CCO regarding whether the holding should be reported. The Access Person must made arrangements for the CCO to receive duplicate statements and confirmations of all the non-UBS accounts. Any new account opened after effecting any disclosure, must be disclosed immediately after opening to the CCO.

Access Person Name

I have no accounts or securities to report at this time.

I am the owner or co-owner or have a beneficial/financial interest in the following accounts

Account Number	Relationship	Account Name	Institution in which the account is held

For investment accounts not maintained at UBS, I am including a copy of the latest account statement. I have arranged for duplicate statements to be sent to the CCO.

I have other outside investments, which I have disclosed through the UBS Affirmation Online Process.

(Note: New Hires must provide full disclosure of the outside investments in this form).

Name of Security/investment	Quantity	Value	Custodian

(Use a separate sheet, if necessary)

Access Person’s Attestation:
I certify that this form includes all my personal and related accounts, securities and investments for which I have beneficial interest. I will also inform the CCO immediately of any change to the information provided.
Name	Signature
Date

Appendix 5 – Page 1

APPENDIX 4

TRADE AUTHORIZATION REQUEST FORM

Authorization request to:	Number of shares, units, contracts or face amount of bonds:	Security symbol / cusip
☐ Buy
☐ Sell
☐ Transfer
Account #	Account name	Firm name (if the account is maintained outside of UBS)

Additional transactional disclosures (check all that apply)

I am executing this sale in compliance with the 30-day holding period required by the COE, or the transaction is under the exceptions established in the COE, for which I am including supporting documentation.

The investment is being purchased or sold in a private placement. (Please submit a Private Placement Request Form, jointly with your Trade Authorization Request Form.)

The proposed purchase of the above listed security, together with any current holding, will result in having a beneficial interest of 5% or more of the outstanding voting securities of the company. (Please provide supporting documentation stating the beneficial interest).

This transaction will take place in an account maintained outside of UBS, previously disclosed and approved by the CCO, and I will direct my broker to provide duplicate confirmation of this transaction, to the CCO.

Code of Ethics’ compliance attestation: By signing this TRADE AUTHORIZATION REQUEST FORM, I hereby certify that I have read the current Funds’ Code of Ethics (COE) and believe that the above transaction complies with its requirements. I further certify that to the best of my knowledge, no fund has purchased or sold the security listed above between the applicable blackout period, as established in the COE; the security listed is not currently being considered for purchase or sale by any Fund; and the requested transaction will not result in a misuse of inside information or in any other conflict of interest or impropriety with regards to the Funds.

Access Person:
Name	Signature

Date

CCO Approval:
Reviewed by:	Approved	Rejected	Date

This authorization is effective until the earlier of the close of business of the next day on which it is granted, or a discovery that the information in this form is no longer accurate. If the securities transaction is not placed within the above-mentioned period, a new pre-approval must be obtained before the transaction is placed.

Appendix 5 – Page 2

APPENDIX 5

FUND’S ACCESS FORM

ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS

I acknowledge that I have received the UBS Puerto Rico Investment Company Code of Ethics as adopted and affirmed by the Board of Directors, and represent that:

A.	In accordance with Section 10.1 of the Code of Ethics, I have and will fully disclose the securities holdings in my Employee and/or Employee-Related Accounts (as defined in the Code of Ethics).

B.

In accordance with Section 10.3 of the Code of Ethics, I will maintain all Employee Accounts and Employee-Related Accounts at UBS FSIPR or UBS FSI except for accounts for which the CCO has provided written permission to maintain the account elsewhere (or, in the case of the exception provided in Section 10.3.1, where such permission was granted by any of the foregoing) and I will place all non-exempt trades through the UBS FSIPR or UBS FSI.

C.

In accordance with Section 10.4 of the Code of Ethics, I will obtain prior authorization for all Securities Transactions in each of my Employee Accounts and Employee Related Accounts, except for transactions exempt from pre-clearance under Section 10.4.2 of the Code of Ethics.

D.	In accordance with Section 10.2 of the Code of Ethics, I will report all Securities Transactions in each of my Employee Accounts and Related Accounts except for transactions exempt from reporting.

E.

I agree to disgorge and forfeit any profits on prohibited transactions, in accordance with the Code’s requirements, to the extent that the CCO determines, in his or her sole discretion, that the transaction was in contravention of the Code of Ethics.

F.	In the event that I violate any provision of the Code of Ethic, I agree to abide by any disciplinary action determined by the CCO in consultation with the UBS Legal Department.

G.	I will comply with the Code of Ethics in all respects.

Access Person:
Name	Signature

Date

Appendix 5 – Page 3

APPENDIX 5A

INDEPENDENT DIRECTOR

ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS

I acknowledge that I have received the UBS Puerto Rico Family of Funds Code of Ethics as adopted and affirmed by the Board of Directors, and represent that:

A.	In accordance with Section 9, I will fully report securities transactions in my accounts and related accounts, when required, as contemplated in the Code of Ethics.

B.	I will comply with the Code of Ethics in all respects as it pertains to Independent Directors.

C.	I agree to disgorge and forfeit any profits on prohibited transactions in accordance with the requirements of the Code.

Independent Director:
Name	Signature

Date

Appendix 5A – Page 1

APPENDIX 5B

INTERESTED DIRECTOR

ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS

(Interested Directors who are NOT officers, directors or employees of UBS, should execute this acknowledgement)

I acknowledge that I have received the UBS Puerto Rico Family of Funds Code of Ethics as adopted and affirmed by the Board of Directors, and represent that:

A.	In accordance with Section 9.1 of the Code of Ethics, I will fully disclose the securities holdings in my Accounts and Related Accounts (as defined in the Code of Ethics).

B.

In accordance with Section 9.5 of the Code of Ethics, I will report all Securities Transactions in each of my Accounts and Related Accounts, except for transactions exempt from reporting, as contemplated in the Code of Ethics.

C.	I will comply with the Code of Ethics in all respects as it pertains to Interested Directors who are not officers, directors or employees of UBSPR.

D.	I agree to disgorge and forfeit any profits on prohibited transactions in accordance with the requirements of the Code.

E.	I will comply with the Code of Ethics in all respects.

Interested Director:
Name	Signature

Date

Appendix 5B – Page 1

APPENDIX 5C

FUNDS OFFICER

ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS

(Funds Officers who are NOT directors or employees of UBS, should execute this acknowledgement)

I acknowledge that I have received the UBS Puerto Rico Family of Funds Code of Ethics as adopted and affirmed by the Board of Directors, and represent that:

A.	In accordance with Section 9 of the Code of Ethics, I will fully report securities transactions in my accounts and related accounts (as required by the Code of Ethics).

B.	I will comply with the Code of Ethics in all respects as it pertains to me as Access Person.

C.	I agree to disgorge and forfeit any profits on prohibited transactions in accordance with the requirements of the Code.

Fund Officer:
Name	Signature

Date

Appendix 5C – Page 1

APPENDIX 6

FUNDS’ ACCESS PERSON

ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS

I certify that during the past year:

A.	In accordance with Section 10.1 of the Code of Ethics, I have fully disclosed the securities holdings in my Employee and/or Employee Related Accounts (as defined in the Code of Ethics).

B.

In accordance with Section 10.2 of the Code of Ethics, I have fully disclose any other outside investments and transactions in any Employee and/or Employee Related Accounts, except for transactions exempt from reporting under Section 10.3.1 of the Code of Ethics.

C.	I have complied with the Code Ethics in all respects.

Access Person:
Name	Signature

Date

Appendix 6 – Page 1

APPENDIX 6A

INDEPENDENT DIRECTOR

ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS

I certify that during the past year:

A.	In accordance with Section 9 of the Code of Ethics, I have fully disclosed the securities transactions in my accounts and related accounts, when required, as contemplated in the Code of Ethics.

B.	I have complied with the Code Ethics in all respects and, more specifically, have not engaged in any transaction or conduct that compromised my fiduciary duty as director, as contemplated therein.

Independent Director:
Name	Signature

Date

Appendix 6A – Page 1

APPENDIX 6B

INTERESTED DIRECTOR

ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS

(Interested Directors who are NOT officers, directors or employees of UBS, should execute this certification)

I certify that during the past year:

A.	In accordance with Section 9.1 of the Code of Ethics, I have fully disclosed the securities transactions in my accounts and related accounts, when required, as contemplated in the Code of Ethics.

B.

In accordance with Section 9.5 of the Code of Ethics, I have reported all the securities transactions in each of my Accounts and Related Accounts, except for transactions exempt from reporting, as contemplated therein.

C.	I have complied with the Code Ethics in all respects and, more specifically, have not engaged in any transaction or conduct that compromised my fiduciary duty as director, as contemplated therein.

Interested Director:
Name	Signature

Date

Appendix 6B – Page 1

APPENDIX 6C

FUNDS OFFICER

ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS

I certify that during the past year:

A.	In accordance with Section 9.1 of the Code of Ethics, I have fully disclosed the securities transactions in my accounts and related accounts, when required, as contemplated in the Code of Ethics.

B.

In accordance with Section 9.5 of the Code of Ethics, I have reported all the securities transactions in each of my Accounts and Related Accounts, except for transactions exempt from reporting, as contemplated therein.

C.	I have complied with the Code Ethics in all respects and, more specifically, have not engaged in any transaction or conduct that compromised my fiduciary duty as director, as contemplated therein.

Fund Officer:
Name	Signature

Date

Appendix 6C – Page 1

APPENDIX 7

LIMITED OFFERING AUTHORIZATION REQUEST FORM

Name of proposed investment:
Nature of investment:		Date of investment:
Amount to be invested:	# of shares:	% ownership:
Describe terms of investment:
Equity or debt?	Open-ended or specific maturity date:
Is further investment contemplated?		Amount?
Was this investment offered to you due to your affiliation with UBS Affiliates?
Do you have a position as officer of the company or other duties in connection with the investment?
If so, please describe:
Do you give investment advice to the company or any affiliate of the company? If so, please describe:
Are you informed or consulted about investments made by the company? If so, please describe:
How frequently will you receive statements/communications regarding the investment?
Is the company privately or publicly held?
If privately held, are you aware of any plan to bring the company public?
Have you informed the company that you are a “restricted person” in the event of an IPO of securities?
Describe any connection(s) between the investment and UBS or UBS Affiliates:
To your knowledge, are there any UBS Puerto Rico clients for whom this is an appropriate investment?
Describe any client connections to this investment:
Are you aware of any conflict between your duties at UBS and this investment?
How will this investment be held?

Access Person’s Attestation:
To the best of my knowledge, the information provided above is accurate. I will provide copy of any relevant report or statements describing the investment. I will also inform the CCO immediately of any material change to the information provided.
Name	Signature
Date

Appendix 7 – Page 1

CCO Review:
Based upon the Access Person’s responses on this Private Placement Request Form and any other information attached hereto:
The CCO approves the Access Person’s request to participate because the investment appears to present no conflict of interest with his/her duties to the Funds.
The CCO does not approve the Access Person’s request to purchase the private placement.

Date:	Signature:

Appendix 7 – Page 2

APPENDIX 8

TRANSACTION REQUIREMENTS MATRIX

The following chart contains many of the common investment consider in the Code of Ethics. This list is not intended to be all-inclusive. Please refer to the Code of Ethics for additional information.

Investment or Transaction	Is pre-clearance required?	30 Day Holding Period	Is reporting required?

Mutual Fund Open End
UBS PR Advised (including all portfolios and the UBS PR IRA)	Yes	Yes	Yes
All other Open End Funds	No	No	Yes

Mutual Fund Closed End
UBS PR Advised or Co-Advised	Yes	Yes	Yes
All other	No	No	Yes
Unit Investment Trusts	No	No	Yes
Variable & Fixed Annuities	No	No	No
Puerto Rico Short Term Fund	No	No	No

Equities
UBS Stock	No	No	Yes
Puerto Rico Stock Index Securities	Yes	Yes	Yes
All other common stocks	No	No	Yes
ADRs	No	No	Yes
DRIPS	No	No	Yes
Stock Splits	No	No	Yes
Rights	No	No	Yes
Stock Dividend	No	No	Yes
Warrants (exercised)	No	No	Yes

Preferred Stock
Puerto Rico Issuers	Yes	Yes	Yes
Non Puerto Rico Issuers	No	No	Yes
IPOs	This type of investment is prohibited.

Options (stock)
UBS (stock options)	No	No	Yes
Common Stocks Some restrictions apply (see Section IV.D):
Puerto Rico Stock Index Securities	Yes	Yes	Yes
All other common stocks	No	No	Yes
Exchange Traded Funds	No	No	Yes
Naked options on UBS AG stock	This type of investment is prohibited.

Fixed Income
CDs	No	No	No

Appendix 8 – Page 1

Investment or Transaction	Is pre-clearance required?	30 Day Holding Period	Is reporting required?

Money Market	No	No	No
GNMA	No	No	Yes
Fannie Mae	No	No	Yes
Freddie Mac	No	No	Yes
Puerto Rico Issuers	Yes	Yes	Yes
TSO	No	No	Yes

Bonds
US Government	No	No	No
Corporate	Yes	Yes	Yes
Convertibles (converted)	Yes	Yes	Yes
Municipal	Yes	Yes	Yes

Private Placements	Yes	Yes	Yes

Limited Partnerships	Yes	Yes	Yes

Exchange-Traded Funds	No	No	Yes

Investment Clubs	This type of investment is prohibited.

De Minimis Transactions	No	Yes	Yes

Appendix 8 – Page 2